FOURTH AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

dated as of June 18, 2012

among

MERITOR HEAVY VEHICLE BRAKING SYSTEMS (USA), LLC
and
MERITOR HEAVY VEHICLE SYSTEMS, LLC,
as Originators,
THE OTHER ORIGINATORS FROM TIME TO TIME PARTY HERETO
MERITOR, INC.,
as Servicer,
and
ARVINMERITOR RECEIVABLES CORPORATION,
as Buyer

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CONTENTS
Page

ARTICLE I
AGREEMENT TO PURCHASE AND SELL
2

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
4

SECTION 2.1	Purchase Report	4
SECTION 2.2	Calculation of Purchase Price	5

ARTICLE III
PAYMENT OF PURCHASE PRICE
5

ARTICLE IV
CONDITIONS OF PURCHASES
8

SECTION 4.1	Conditions Precedent to this Agreement	8
SECTION 4.2	Certification as to Representations and Warranties	9
SECTION 4.3	Additional Originators	10

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
10

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CONTENTS
Page

ARTICLE VI
COVENANTS OF THE ORIGINATORS
14

SECTION 6.1	Affirmative Covenants	14
SECTION 6.2	Reporting Requirements	15
SECTION 6.3	Negative Covenants	16
SECTION 6.4	Substantive Consolidation	17

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES
19

SECTION 7.1	Rights of the Buyer	19
SECTION 7.2	Responsibilities of the Originators	19
SECTION 7.3	Further Action Evidencing Purchases	20
SECTION 7.4	Application of Collections	20

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CONTENTS
Page

ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
21

SECTION 8.1	Purchase and Sale Termination Events	21
SECTION 8.2	Remedies	21

ARTICLE IX
INDEMNIFICATION
22

SECTION 9.1	Indemnities by the Originators	22

ARTICLE X
MISCELLANEOUS
23

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SCHEDULES

Schedule I	Location of Each Originator

Schedule II	Location of Books and Records of Originators

Schedule III	Trade Names

Schedule IV	Actions/Suits

EXHIBITS

Exhibit A	Form of Purchase Report

Exhibit B	Form of Subordinated Note

Exhibit C	Form of Joinder Agreement

This FOURTH AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 18, 2012, is entered into by and among MERITOR HEAVY VEHICLE BRAKING SYSTEMS (USA), LLC, a Delaware limited liability company, and MERITOR HEAVY VEHICLE SYSTEMS, LLC, a Delaware limited liability company (together with the other Persons that from time to time become parties hereto as originators, the “Originators” and each, an “Originator”), MERITOR, INC., an Indiana corporation (“Meritor”), as initial Servicer (as defined below), and ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Buyer, as seller, Meritor, as initial servicer (in such capacity, the “Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator.
BACKGROUND:
1.The Originators generate Receivables in the ordinary course of their businesses. The Originators wish to sell such Receivables to the Buyer, and the Buyer is willing to purchase such Receivables from the Originators, on the terms and subject to the conditions set forth herein.
2.    The Buyer and the Originators are parties to a Third Amended and Restated Purchase and Sale Agreement, dated as of September 8, 2009, as amended prior to the date hereof (the “Existing Agreement”). As contemplated by the Existing Agreement, the Buyer previously entering into a financing arrangement evidenced by a Loan and Security Agreement, dated as of September 8, 2009, among the Buyer, as borrower, Ally Commercial Finance LLC (f/k/a GMAC Commercial Finance LLC) as agent and lender, and the lenders and other parties from time to time party thereto (such financing arrangement, the “Ally Securitization”). On or about the date hereof, the Buyer has terminated the Ally Securitization and paid all its obligations thereunder in full.
3.    Concurrently herewith, the Buyer is entering into the Receivables Purchase Agreement.
4.    In connection with the termination of the Ally Securitization and the Buyer’s entry into the Receivables Purchase Agreement, the parties hereto desire to amend and restate the Existing Agreement on the terms and subject to the conditions set forth herein.
5.    The Buyer previously issued to each Originator a “Subordinated Note” defined in, and pursuant to the terms of, the Existing Agreement (each, an “Existing Subordinated Note”). In connection with this Agreement, each Existing Subordinated Note is being amended, restated and superseded in its entirety by the Subordinated Notes being issued by the Buyer to the Originators hereunder.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
AGREEMENT TO PURCHASE AND SELL

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SECTION 1.1    Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)    each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-off Date (as defined below) if such Receivable has not been sold to Buyer under the Existing Agreement;
(b)    each Receivable generated by such Originator from and including the Cut-off Date to but excluding the Purchase and Sale Termination Date;
(c)    all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;
(d)    all monies due or to become due to such Originator with respect to any of the foregoing;
(e)    all books and records of such Originator to the extent related to any of the foregoing;
(f)    all Collections and other proceeds and products of any of the foregoing (each as defined in the UCC) that are or were received by such Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables); and
(g)    all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each lock-box address and all Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC).
All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase Receivables and the property, proceeds and rights described in clauses (c) through (g) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”
As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, June 15, 2012, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the calendar day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.

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For the avoidance of doubt, the parties acknowledge and agree that the Receivables sold and purchased hereunder do not include Excluded Receivables.
SECTION 1.2    Timing of Purchases; Purchases under the Existing Agreement.
(a)    Closing Date Purchases. Each Originator’s entire right, title and interest in each Receivable that existed and was owing to such Originator at the Cut-off Date and all Related Rights with respect thereto automatically shall be deemed to have been sold by such Originator to the Buyer on the Closing Date.
(b)    Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been sold by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.
(c)    Purchases under the Existing Agreement. Each of the Buyer and the Originators hereby ratifies and confirms each of the purchases and sales of “Accounts”, “Related Security”, “Lock-Box Accounts” and proceeds thereof (in each case, as defined in the Existing Agreement) made from time to time prior to the effectiveness of this Agreement under the Existing Agreement. From and after the effectiveness of this Agreement, each such prior purchase and sale, and the rights and obligations of the Buyer and the Originators in respect thereof, shall be subject to the terms of this Agreement.
SECTION 1.3    Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators in accordance with Article III.
SECTION 1.4    Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earliest to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which the Originators shall have given written notice to the Buyer, the Administrator and each Purchaser Agent at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

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SECTION 1.5    Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement (or the Existing Agreement) of the Receivables and Related Rights, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and Related Rights, including without limitation any Receivables constituting general intangibles, is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder or under the Existing Agreement, (B) all monies due or to become due and all amounts received with respect thereto, (C) all books and records of such Originator to the extent related to any of the foregoing, (D) all rights, remedies, powers, privileges, title and interest (but not obligations) of such Originator in and to each lock-box address and account (including, without limitation, all related Lock-Box Accounts) to which Collections or other proceeds with respect to such Receivables are sent, all amounts on deposit therein, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable UCC) and (E) all proceeds and products of any of the foregoing to secure all of such Originator’s obligations hereunder.
ARTICLE II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
SECTION 2.1    Purchase Report. On the Closing Date and on each date when a Monthly Information Package is due to be delivered under the Receivables Purchase Agreement (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
(a)    Receivables purchased by the Buyer from each Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);
(b)    Receivables purchased by the Buyer from each Originator during the Fiscal Month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and
(c)    the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.4(a) and (b).

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SECTION 2.2    Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=	98.25% representing a 175 basis point fair market value discount for uncertainty of payment and the time value of money.
“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.
ARTICLE III

PAYMENT OF PURCHASE PRICE
SECTION 3.1    Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date partially in cash (in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to such Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Subordinated Note”) with an initial principal balance equal to the remaining Purchase Price payable to such Originator plus the outstanding principal balance, if any, of such Originator’s Existing Subordinated Note. For the avoidance of doubt, the foregoing Purchase Price shall be payable by the Buyer to the Originators only to the extent that it has not previously been paid by the Buyer pursuant to the Existing Agreement.
SECTION 3.2    Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:
(a)    First, in cash to the extent the Buyer has cash available therefor (and such payment is not prohibited under the Receivables Purchase Agreement) and/or, if requested by such Originator, by causing the LC Bank to issue one or more Letters of Credit in accordance with Section 3.3 and on the terms and subject to the conditions of this Article III and the Receivables Purchase Agreement;

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(b)    Second, to the extent any portion of the Purchase Price remains unpaid (for the avoidance of doubt, no portion of the Purchase Price as to which a Letter of Credit has been issued in accordance with Section 3.3 and on the terms and subject to the conditions of this Article III and the Receivables Purchase Agreement shall be deemed to remain unpaid), the principal amount outstanding under the applicable Subordinated Note shall be automatically increased by an amount equal to such remaining Purchase Price.
The Servicer shall make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Subordinated Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Subordinated Notes “CANCELED” and to return such Subordinated Notes to the Buyer upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.
SECTION 3.3    Letters of Credit.
(a)    An Originator may request that the Purchase Price for Receivables sold on a Payment Date be paid by the Buyer procuring the issuance of a Letter of Credit by the LC Bank. Upon the request of an Originator, and on the terms and conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance), the Buyer agrees to cause the LC Bank to issue, on the Payment Dates specified by such Originator, Letters of Credit in favor of the beneficiaries specified by such Originator. The aggregate stated amount of the Letters of Credit being issued on any Payment Date on behalf of any Originator shall constitute a credit against the aggregate Purchase Price payable by the Buyer to such Originator on such Payment Date pursuant to Section 3.2. To the extent that the aggregate stated amount of the Letters of Credit being issued on any Payment Date exceeds the aggregate Purchase Price payable by the Buyer to an Originator on such Payment Date, such excess shall be deemed to be a (i) reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Subordinated Note payable to such Originator and/or (ii) a reduction in the Purchase Price payable on the Payment Dates immediately following the date any such Letter of Credit is issued. In the event that any such Letter of Credit issued pursuant to this Section 3.3 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Buyer’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Buyer does not then have cash available therefor, shall be deemed to be added to the outstanding principal balance of the Subordinated Note issued to such Originator. Under no circumstances shall the Originator (or any Affiliate thereof (other than the Buyer)) have any reimbursement or recourse obligations in respect of any Letter of Credit.
(b)    In the event that any Originator requests that any purchases be paid for by the issuance of a Letter of Credit hereunder, such Originator shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the LC Bank, and shall notify the Buyer, the Servicer, and the Administrator of the allocations described in clause (a) above. Such allocations shall be binding on the Buyer and the Originator, absent manifest error.

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(c)    Each Originator agrees to be bound by the terms of each Letter of Credit Application referenced in the Receivables Purchase Agreement and that the Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank, in each case subject to the terms and conditions set forth in the Receivables Purchase Agreement.
SECTION 3.4    Settlement as to Specific Receivables and Dilution.
(a)    If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.14 and 5.20 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.14 or 5.20 is not true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.
(b)    If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by any Originator, the Buyer or the Servicer (of any Affiliate thereof) or any setoff or dispute between any Originator or the Servicer and an Obligor as indicated on the books of the Buyer, then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in clause (c) below.
(c)    Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)
to the extent of any outstanding principal balance under the Subordinated Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to such Originator; and

(ii)	after making any deduction pursuant to clause (i) above, shall be paid in cash to the Buyer by such Originator in the manner and for application as described in the following proviso;
provided, further, that at any time (y) when a Termination Event or an Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer by deposit in immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

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SECTION 3.5    Reconveyance of Receivables. In the event that the Purchase Price of a Receivable has been reduced to zero, and the credit for such reduction has been applied pursuant to Section 3.4, the Buyer shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.
ARTICLE IV

CONDITIONS OF PURCHASES
SECTION 4.1    Conditions Precedent to this Agreement. The effectiveness of this Agreement is subject to the condition precedent that the Buyer and the Administrator (as the Buyer’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Buyer and the Administrator (as the Buyer’s assignee):
(a)    A copy of the resolutions of the board of directors or managers of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;
(b)    Good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrator (as the Buyer’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization and each jurisdiction where such Originator is qualified to transact business;
(c)    A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer and the Administrator (as the Buyer’s assignee) may conclusively rely until such time as the Servicer, the Buyer and the Administrator (as the Buyer’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    The certificate or articles of incorporation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date acceptable to the Administrator, together with a copy of the by-laws or limited liability company agreement of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;
(e)    Proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor (and the Administrator, for the benefit of the Purchasers, as secured party/assignee) of the Receivables generated by such Originator as may be necessary or, in the Buyer’s or the Administrator’s opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in such Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest has been assigned to it hereunder;

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(f)    A written search report from a Person satisfactory to the Buyer and the Administrator (as the Buyer’s assignee) listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated as the case may be prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, liens of the Pension Benefit Guaranty Corporation) from a Person satisfactory to the Buyer and the Administrator (as the Buyer’s assignee) showing no evidence of such liens filed against any Originator;
(g)    Favorable opinions of counsel to the Originators, in form and substance satisfactory to the Buyer and the Administrator;
(h)    Copies of a Subordinated Note in favor of each Originator, duly executed by the Buyer; and
(i)    Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrator’s (as the Buyer’s assignee) satisfaction.
SECTION 4.2    Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
SECTION 4.3    Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrator (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied on or before the date of such addition:
(a)    the Servicer shall have given the Buyer and the Administrator at least thirty days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrator may reasonably request;
(b)    such proposed additional Originator has executed and delivered to the Buyer and the Administrator an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);
(c)    such proposed additional Originator has delivered to the Buyer and the Administrator (as the Buyer’s assignee) each of the documents with respect to such Originator described in Sections 4.1 and 4.2, in each case in form and substance satisfactory to the Buyer, the Administrator (as the Buyer’s assignee); and
(d)    no Purchase and Sale Termination Date or Unmatured Purchase and Sale Termination Date shall have occurred and be continuing.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold by it hereunder, that is contained in the Receivables Purchase Agreement is true and correct, and hereby makes the representations and warranties set forth in this Article V:
SECTION 5.1    Existence and Power. Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to have such licenses, authorizations, consents or approvals would not be reasonably expected to have a Material Adverse Effect.
SECTION 5.2    Company and Governmental Authorization, Contravention. The execution, delivery and performance by such Originator of this Agreement are within such Originator’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder and disclosures and filings under applicable securities laws), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Originator or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator or result in the creation or imposition of any lien (other than liens in favor of the Buyer and Administrator under the Transaction Documents) on assets of such Originator or any of its Subsidiaries.
SECTION 5.3    Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
SECTION 5.4    Accuracy of Information. All information heretofore furnished by such Originator to the Buyer, the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Buyer, the Administrator, any Purchaser Agent or any Purchaser in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
SECTION 5.5    Actions, Suits. Except as described on Schedule IV hereto, there are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened against or affecting such Originator or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect.
SECTION 5.6    No Material Adverse Effect. Since April 30, 2012 there has been no Material Adverse Effect on such Originator.

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SECTION 5.7    Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy with regard to each Receivable originated by such Originator.
SECTION 5.8    Investment Company Act. Such Originator is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 5.9    No Sanctions. Such Originator is not a Sanctioned Person. To such Originator’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Receivable owing by such Obligor. Such Originator and its Affiliates:  (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  Neither such Originator nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.
SECTION 5.10    Transaction Information. None of such Originator, any Affiliate of such Originator or any third party with which such originator or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency providing or proposing to provide a rating to, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction information with any Rating Agency without the participation of such Purchaser Agent.
SECTION 5.11    Taxes. Such Originator has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except any taxes, fees or other charges that are being contested in good faith by appropriate proceedings and for which the such Originator has set aside on its books adequate reserves.
SECTION 5.12    Compliance with Applicable Laws. Such Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities except to the extent that the failure to comply would not be reasonably expected to have a Material Adverse Effect. In addition, no Receivable sold hereunder contravenes any laws, rules or regulations applicable thereto or to such Originator.
SECTION 5.13    Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers, the Purchaser Agents and the Administrator are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

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SECTION 5.14    Perfection. Immediately preceding its sale of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold, as the case may be, free and clear of any Adverse Claims (after giving effect to the Intercreditor Agreement), and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
SECTION 5.15    Creation of Receivables. Such Originator has exercised at least the same degree of care and diligence in the creation of the Receivables sold or otherwise transferred hereunder as it has exercised in connection with the creation of receivables originated by it and not so transferred hereunder.
SECTION 5.16    Enforceability of Contracts. Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.
SECTION 5.17    Location and Offices. As of the date hereof, such Originator’s location (as such term is defined in the applicable UCC) is as set forth on Schedule I hereto, and such location has not been changed for at least four months before the date hereof. The offices where such Originator keeps all records concerning the Receivables are located at the addresses set forth on Schedule II hereto or such other locations of which the Buyer and the Administrator (as the Buyer’s assignee) has been given written notice in accordance with the terms hereof.
SECTION 5.18    [Intentionally omitted.]
SECTION 5.19    Names. Except as described in Schedule III, such Originator has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.
SECTION 5.20    Eligible Receivables. Each Receivable listed as an Eligible Receivable or included as an “Eligible Receivable” in the calculation of the Net Receivables Pool Balance in any Information Package delivered to the Administrator is an Eligible Receivable as of the effective date of the information reported in such Information Package.
SECTION 5.21    Bulk Sales, Margin Regulations, No Fraudulent Conveyance, Investment Buyer. No transaction contemplated hereby requires compliance with or will become subject to avoidance under any bulk sales act or similar law. No use of funds obtained by such Originator hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board. No purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
SECTION 5.22    Licenses, Contingent Liabilities, and Labor Controversies.

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(a)    Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business to the extent material to the operation of such Originator’s business.
(b)    There are no labor controversies pending against such Originator that have had (or could be reasonably expected to have) a Material Adverse Effect.
SECTION 5.23    Ordinary Course of Business. If notwithstanding the stated intentions of the parties, the transactions contemplated hereby are characterized as loans secured by the Receivables and Related Rights, then each remittance of Collections to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.
SECTION 5.24     Purchase Price. Each sale by such Originator to Buyer of an interest in Receivables has been made for “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code) owed by such Originator to Buyer.
SECTION 5.25    Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created, and when sold to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).
ARTICLE VI

COVENANTS OF THE ORIGINATORS
SECTION 6.1    Affirmative Covenants. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Administrator and the Buyer shall otherwise consent in writing:
(a)    General Information. Such Originator shall furnish to the Buyer and the Administrator such information as such Person may from time to time reasonably request.

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(b)    Furnishing of Information and Inspection of Records. Such Originator will furnish to the Buyer and the Administrator from time to time such information with respect to the Receivables as such Person may reasonably request. Such Originator will at any time and from time to time during regular business hours with reasonable prior written notice (i) permit the Buyer and the Administrator, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or other Pool Assets and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii)  without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Buyer or the Administrator, permit certified public accountants or other auditors acceptable to the Administrator to conduct, a review of its books and records with respect to the Receivables.
(c)    Keeping of Records and Books. Such Originator will have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable). Such Originator will give the Buyer and the Administrator at least 30 days’ prior written notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Buyer and the Administrator on or before the date hereof as such Originator’s then existing or planned administrative and operating procedures for collecting Receivables.
(d)    Performance and Compliance with Receivables and Contracts. Such Originator will at its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables.
(e)    Credit and Collection Policy. Such Originator will comply in all material respects with its Credit and Collection Policy in regard to each Receivable originated by it and any related Contract or other related document or agreement.
(f)    Receivable Purchase Agreement. Such Originator will perform and comply with each covenant and other undertaking in the Receivables Purchase Agreement that the Buyer undertakes to cause such Originator to perform, subject to any grace periods for such performance provided for in the Receivables Purchase Agreement.
(g)    Preservation of Existence. Such Originator shall preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably expected to have a Material Adverse Effect.

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(h)    Location of Records. Such Originator will keep its location (as such term is defined in the applicable UCC), and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule I or Schedule II, respectively, or, upon 30 days’ prior written notice to the Buyer and the Administrator (as the Buyer’s assignee), at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.
(i)    Post Office Boxes. On or prior to the date hereof, if requested by the Servicer such Originator will deliver to the Servicer (on behalf of the Buyer) a certificate from an authorized officer of such Originator to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed are in the name of the Buyer (unless such post office boxes are in the name of the relevant Lock-Box Banks) and (ii) all relevant postmasters have been notified that each of the Servicer and the Administrator are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lock-Box Banks).
(j)    Preservation of Security Interest. Such Originator will take (and cause the Servicer to take) any and all action as the Administrator may require to preserve and maintain the perfection and priority of the security interest of the Administrator (on behalf of the Purchasers and as assignee of the Buyer) in the Receivables and Related Rights.
SECTION 6.2    Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Buyer and the Administrator shall otherwise consent in writing, furnish to the Buyer and the Administrator:
(a)    Purchase and Sale Termination Events. As soon as possible, and in any event within two (2) Business Days after such Originator becomes aware of the occurrence of each Purchase and Sale Termination Event or each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event (an “Unmatured Purchase and Sale Termination Event”), a written statement of the chief financial officer, chief executive officer or president of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;
(b)    Proceedings. As soon as possible and in any event within five (5) BusinessDays after such Originator becomes aware thereof, written notice of (i) litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Buyer or the Administrator which could be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and
(c)    Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Buyer and the Administrator may from time to time reasonably request in order to protect the interests of the Buyer, the Purchasers, the Purchaser Agents or the Administrator under or as contemplated by the Transaction Documents.
SECTION 6.3    Negative Covenants. From the date hereof until the first date following the Purchase and Sale Termination Date when no Aggregate Capital or Discount with respect to the Purchased Interest remains outstanding and all obligations of such Originator to the Buyer and its assigns have been satisfied in full, each Originator agrees that, unless the Buyer and the Administrator shall otherwise consent in writing, it shall not:

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(a)    Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable sold or otherwise conveyed or purported to be sold or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof, except to the extent such Receivable has been reconveyed to the Originator under Section 3.5.
(b)    Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement and the applicable Credit and Collection Policy, make any modification with respect to the terms of any Receivable in any material respect generated by it that is sold or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto.
(c)    Change in Business or Credit and Collection Policy. (i) Make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in its Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator. No Originator shall make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.
(d)    Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Except as otherwise provided in the Receivables Purchase Agreement in regard to servicing, take any action to cause or permit any Receivable generated by it that is sold by it hereunder to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).
(e)    Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer and the Administrator have each (A) received 30 days’ prior notice thereof, (B) consented in writing thereto if the resulting entity following such merger, consolidation or other restructuring is any Person other than an Originator, (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrator shall request and (D) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrator, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Buyer or the Administrator shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).
(f)    Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections on Receivables sold or otherwise conveyed by it hereunder or add or terminate any bank as a Lock-Box Bank unless the requirements of Section 1(f) of Exhibit IV to the Receivables Purchase Agreement have been met.
(g)    Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and Related Rights by such Originator to the Buyer.

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(h)    Transaction Documents. Enter into, execute, deliver or otherwise become bound after the Closing Date by any agreement, instrument, document or other arrangement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.
SECTION 6.4    Substantive Consolidation. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:
(a)    such Originator shall not be involved in the day to day management of the Buyer;
(b)    such Originator shall maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c)    the financial statements and books and records of such Originator shall be prepared to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such affiliate;
(d)    except as permitted by the Receivables Purchase Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer and (ii) the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;
(e)    all of the Buyer’s business correspondence and other communications that are not conducted on its behalf by the Servicer or any Originator as Sub-Servicer shall be conducted in the Buyer’s own name and on its own stationery;
(f)    such Originator shall not act as an agent for the Buyer;
(g)    such Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Sub-Servicer);
(h)    such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;
(i)    such Originator shall maintain an arm’s-length relationship with the Buyer;
(j)    such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

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(k)    such Originator shall not acquire obligations of the Buyer;
(l)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including, without limitation, shared office space;
(m)    such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;
(n)    such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;
(o)    such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(p)    such Originator shall not pay the salaries of the Buyer’s employees, if any; and
(q)    to the extent not already covered in paragraphs (a) through (p) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 3 of Exhibit IV to the Receivables Purchase Agreement.
ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES
SECTION 7.1    Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under the Receivables Purchase Agreement (including, without limitation, the Administrator) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.
SECTION 7.2    Responsibilities of the Originators. Anything herein to the contrary notwithstanding:
(a)    Collection Procedures. Each Originator agrees to direct its respective Obligors to make payments of Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, directly to, or directly to a post office box related to, the relevant Lock-Box Account at a Lock-Box Bank. Each Originator further agrees to transfer any Collections of Receivables sold or conveyed by it hereunder that it receives directly to a Lock-Box Account within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Buyer and the Administrator (for the benefit of the Purchasers).

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(b)    Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(c)    None of the Buyer, the Servicer, the Purchasers, the Purchaser Agents or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, the Purchasers, the Purchaser Agents or the Administrator be obligated to perform any of the obligations of such Originator thereunder.
(d)    Each Originator hereby grants to the Administrator an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of a Purchase and Sale Termination Event to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
SECTION 7.3    Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to Buyer, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation without the consent of Buyer. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, or the Administrator may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer or the Administrator, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
Each Originator hereby authorizes the Buyer or its designee (including, without limitation, the Administrator) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder and Related Rights now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee (including, without limitation, the Administrator) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Originator.
SECTION 7.4    Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.
ARTICLE VIII

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PURCHASE AND SALE TERMINATION EVENTS
SECTION 8.1    Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:
(a)    The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or
(b)    Any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days; or
(c)    Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, provided that such circumstance shall not constitute a Purchase and Sale Termination Event if such representation or warranty, or such information or report, is part of an Information Package, and is corrected promptly (but not later than fifteen (15) days) after the Originator has knowledge or receives notice thereof; and provided further that no breach of a representation or warranty set forth in Section 5.14 or 5.20 shall constitute a Purchase and Sale Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Purchase Price, the outstanding principal balance of the applicable Subordinated Note has been reduced or the applicable Originator has made a cash payment to the Buyer, in any case, as required pursuant to Section 3.4(c) with respect to such breach; or
(d)    Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue for fifteen (15) days after the earlier of such Originator’s knowledge or notice thereof.
SECTION 8.2    Remedies.
(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrator, shall have the option, by notice to the Originators (with a copy to the Administrator), to declare the Purchase Facility to be terminated.
(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
ARTICLE IX

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INDEMNIFICATION
SECTION 9.1    Indemnities by the Originators. Without limiting any other rights which the Buyer may have hereunder or under applicable law, each Originator, severally and for itself alone, and Meritor, jointly and severally with each Originator, hereby agrees to indemnify the Buyer and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom; excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (iii) any overall income or franchise taxes, in either case, imposed on the applicable Purchase and Sale Indemnified Party by the jurisdiction under whose laws such Purchase and Sale Indemnified Party is organized, operates or where its principal executive office is located or any political subdivision thereof. Without limiting the foregoing, and subject to the exclusions set forth in the preceding sentence, each Originator, severally for itself alone, and Meritor, jointly and severally with each Originator, shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:
(a)    the transfer by such Originator of an interest in any Receivable to any Person other than the Buyer;
(b)    the breach of any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(c)    the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract, or the nonconformity of any Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract with any such applicable law, rule or regulation;
(d)    the failure by such Originator to vest and maintain vested in the Buyer an ownership interest in the Receivables generated by such Originator sold or otherwise transferred or purported to be transferred hereunder (and not reconveyed hereunder) free and clear of any Adverse Claim;
(e)    the failure to file, or any delay in filing, by such Originator financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Originator sold or otherwise transferred or purported to be transferred hereunder, whether at the time of any purchase or at any subsequent time to the extent required hereunder;

701741768 12403015

(f)    any dispute, claim, offset or defense (other than discharge in bankruptcy or similar insolvency proceeding of an Obligor or other credit related reasons) of the Obligor to the payment of any Receivable or purported Receivable generated by such Originator sold or otherwise transferred or purported to be transferred hereunder (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;
(g)    any product liability claim arising out of or in connection with services that are the subject of any Receivable generated by such Originator;
(h)    any Taxes which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Security connected with any such Receivables; and
(i)    any indemnification claim made pursuant to Section 1.19 of the Receivables Purchase Agreement to the extent such claim arises (directly or indirectly) from the issuance of any Letter of Credit at the request of such Originator (or, in the case of Meritor, at the request of any Originator) pursuant to Section 3.3; provided, however, that the Originators and Meritor shall not have any obligation to reimburse any drawing on any such Letter of Credit or to indemnify any Purchase and Sale Indemnified Party for any such reimbursement.
ARTICLE X

MISCELLANEOUS
SECTION 10.1    Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with the prior written consent of the Administrator and the Majority Purchaser Agents.
(b)    No failure or delay on the part of the Buyer, the Servicer, any Originator or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

701741768 12403015

SECTION 10.2    Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on its signature page hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator or any Purchaser Agent, at their respective address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3    No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Buyer, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Buyer arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Buyer to or for the credit or the account of such Originator.
SECTION 10.4    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer and the Administrator, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5    Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
SECTION 10.6    Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, and Meritor, jointly and severally with each Originator, agrees to pay on demand:
(a)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and
(b)    all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

701741768 12403015

SECTION 10.7    SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
SECTION 10.8    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
SECTION 10.9    Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

701741768 12403015

SECTION 10.11    Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrator (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers, the Purchaser Agents and the Administrator are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of a Termination Event under the Receivables Purchase Agreement, the Administrator, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.12    No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding so long as any of the Subordinated Notes remains outstanding and for at least one year and one day following the day on which all amounts owed by the Buyer under this Agreement and the other Transaction Documents are paid in full. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Note or otherwise to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 1.4 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
SECTION 10.13    Limited Recourse. Except as explicitly set forth herein, the obligations of the Buyer under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Buyer. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section 10.13 shall survive any termination of this Agreement.
SECTION 10.14    Amendment and Restatement of Existing Agreement. This Agreement amends and restates in its entirety, as of the date hereof, the Existing Agreement. Upon the effectiveness of this Agreement in accordance with its terms, the terms and provisions of the Existing Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the foregoing and for the avoidance of doubt, (a) all indemnification obligations of the Originators under the Existing Agreement shall survive this Agreement, (b) all purchases and sales under the Existing Agreement by the Originators to the Company are ratified and confirmed as set forth in Section 1.2(c) and shall survive this Agreement and (c) the security interests granted by the Originators pursuant to Section 2.4 of the Existing Agreement shall remain in full force and effect and shall survive this Agreement as security for all obligations of the Originators under the Existing Agreement until such obligations have been finally and fully paid and performed. Upon the effectiveness of this Agreement, each reference to the Existing Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Existing Agreement.

[Signature Pages Follow]

701741768 12403015

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (USA), LLC, as an Originator

By:/s/ Carl D. Anderson II

Name: Carl D. Anderson II

Title: Treasurer

Address:	Meritor Heavy Vehicle Braking
Systems (USA), LLC
2135 West Maple Road
Troy, MI48084-7186
Attention:	Treasurer
Telephone:	248-435-1588
email:	Carl.Anderson@Meritor.com

701741768 12403015	S-4	Fourth Amended and Restated Purchase and Sale Agreement

MERITOR HEAVY VEHICLE SYSTEMS, LLC, as an Originator

By:/s/ Carl D. Anderson II

Name: Carl D. Anderson II

Title: Treasurer

Address:	Meritor Heavy Vehicle Systems,
LLC
2135 West Maple Road
Troy, MI48084-7186
Attention:	Treasurer
Telephone:	248-435-1588
Email:	Carl.Anderson@Meritor.com

701741768 12403015	S-4	Fourth Amended and Restated Purchase and Sale Agreement

MERITOR, INC.,

as Servicer

By:/s/ Carl D. Anderson II

Name: Carl D. Anderson II

Title: President and Treasurer

Address:	Meritor, Inc.
2135 West Maple Road
Troy, MI48084-7186
Attention:	Treasurer
Telephone:	248-435-1588
email:	Carl.Anderson@Meritor.com

701741768 12403015	S-4	Fourth Amended and Restated Purchase and Sale Agreement

ARVINMERITOR RECEIVABLES CORPORATION, as Buyer

By:/s/ Carl D. Anderson II

Name:Carl D. Anderson II

Title: President and Treasurer

Address:	ArvinMeritor Receivables
Corporation
2135 West Maple Road
Troy, MI48084-7186
Attention:	Treasurer
Telephone:	248-435-1588
email:	Carl.Anderson@Meritor.com

701741768 12403015	S-4	Fourth Amended and Restated Purchase and Sale Agreement

Schedule I

LOCATION OF EACH ORIGINATOR

Originator	Location
Meritor Heavy Vehicle Braking Systems (USA), LLC	Delaware
Meritor Heavy Vehicle Systems, LLC	Delaware

Schedule II

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
Meritor Heavy Vehicle Braking Systems (USA), LLC	2135 West Maple Road Troy, MI48084-7186
Meritor Heavy Vehicle Systems, LLC	2135 West Maple Road Troy, MI48084-7186

Schedule III

TRADE NAMES

Legal Name	Trade Names
Meritor Heavy Vehicle Braking Systems (USA), LLC	•Meritor Heavy Vehicle Braking Systems •Meritor
Meritor Heavy Vehicle Systems, LLC	•Meritor Heavy Vehicle Systems •Meritor

Schedule IV

ACTIONS/SUITS

None.

Exhibit A

FORM OF PURCHASE REPORT

Originator:	[Name of Originator]

Purchaser:	ArvinMeritor Receivables Corporation

Date:	[_________________]

1.	Outstanding Balance of Receivables Purchased:

2.	98.25% (representing a 175 basis point fair market value discount for uncertainty of payment and the time value of money)

3.	Purchase Price (1 x 2) = $ __________

4.	Reductions of the Purchase Price pursuant to Section 3.4(a) and (b): [______]

Exhibit B

SUBORDINATED NOTE
New York, New York

[__________] [__], 20[__]
FOR VALUE RECEIVED, the undersigned, ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation (the “Buyer”), promises to pay to [________________], a [______________] (“Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Buyer from Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of Servicer.
This Subordinated Note amends, restates, and replaces that certain Amended and Restated Revolving Subordinated Promissory Note, dated as of September 8, 2009, made by the Buyer in favor of the Originator pursuant to the Existing Agreement, as defined in the Purchase and Sale Agreement described below (the “Replaced Note”). This Subordinated Note is not intended to be, nor shall it be deemed to be, a repayment of the Replaced Note.
1.Purchase and Sale Agreement. This Subordinated Note is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Fourth Amended and Restated Purchase and Sale Agreement, dated as of June 18, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among the Buyer, the Originator, and the various entities listed thereto as Originators. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Buyer and the Originator.
2.    Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:
“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.
“Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Facility Termination Date.

701741768 12403015	Exhibit B

“Senior Interests” means, collectively, (i) all accrued Discount on the Purchased Interest, (ii) the fees referred to in Section 1.5 of the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Sections 1.7, 1.8, 1.10, 1.14, 1.19, 3.1 or 5.4 of the Receivables Purchase Agreement, (iv) the Aggregate Capital and (v) all other obligations of the Buyer and the Servicer that are due and payable, to (a) the Purchasers, the Purchaser Agents, the Administrator and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Indemnified Party or Affected Person arising in connection with the Receivables Purchase Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer or anyone else, to collect such interest.
“Senior Interest Holders” means, collectively, the Purchasers, the Administrator, the Purchaser Agents and the Indemnified Parties and Affected Persons.
“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.
3.    Interest. Subject to the Subordination Provisions set forth below, the Buyer promises to pay interest on this Subordinated Note as follows: to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate perannum equal to the rate of interest publicly announced from time to time by PNC Bank, National Association, as its “base rate”, “reference rate” or other comparable rate, as determined by the Servicer.
4.    Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.
5.    Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.
6.    Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:
(a)    The principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Sections 3.3 or 3.4 of the Purchase and Sale Agreement; and
(b)    The entire remaining unpaid Purchase Price of all Receivables purchased by the Buyer from Originator pursuant to the Purchase and Sale Agreement shall be paid on the Final Maturity Date.
Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid by, and in the sole discretion of the Buyer, on any Business Day without premium or penalty.

701741768 12403015	Exhibit B

7.    Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Purchase and Sale Agreement.
8.    Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Buyer agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Originator in seeking to collect any amounts payable hereunder which are not paid when due.
9.    Subordination Provisions. The Buyer covenants and agrees, and Originator and any other holder of this Subordinated Note (collectively, Originator and any such other holder are called the “Holder”), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:
(a)    No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is (i) permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Subordinated Note;
(b)    In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that Administrator (acting on behalf of the Purchasers), may in the name of Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

701741768 12403015	Exhibit B

(c)    In the event that Holder receives any payment or other distribution of any kind or character from the Buyer or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrator in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between Originator and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Buyer and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;
(d)    Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement;
(e)    These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and Holder, the Buyer’s obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Buyer (other than the Senior Interest Holders);
(f)    Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Buyer, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note or any rights in respect hereof or (ii) convert this Subordinated Note into an equity interest in the Buyer, unless Holder shall, in either case, have received the prior written consent of the Administrator;
(g)    Holder shall not, without the advance written consent of the Administrator and Purchaser, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

701741768 12403015	Exhibit B

(h)    If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
(i)    Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
(j)    Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
(k)    Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and
(l)    These Subordination Provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.
10.    General. No failure or delay on the part of Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

701741768 12403015	Exhibit B

11.    Maximum Interest. Notwithstanding anything in this Subordinated Note to the contrary, the Buyer shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Buyer under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Buyer under this Subordinated Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Buyer or any interest paid by the Buyer in excess of the Highest Lawful Rate shall be refunded to the Buyer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Originator under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to Originator on any date shall be computed at Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Originator would be less than the amount of interest payable to Originator computed at Originator’s Maximum Permissible Rate, then the amount of interest payable to Originator in respect of such subsequent interest computation period shall continue to be computed at Originator’s Maximum Permissible Rate until the total amount of interest payable to Originator shall equal the total amount of interest which would have been payable to Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.
SECTION 1.    Governing Law. THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
12.    Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

701741768 12403015	Exhibit B

IN WITNESS WHEREOF, the Buyer has caused this Subordinated Note to be executed as of the date first written above.
ARVINMERITOR RECEIVABLES CORPORATION

By:
Name:

Title:

701741768 12403015	Exhibit B

Exhibit C

FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20___ (this “Agreement”) is executed by__________, a [corporation] organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:
A.    ArvinMeritor Receivables Corporation, a Delaware corporation (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Fourth Amended and Restated Purchase and Sale Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).
B.    The Additional Originator desires to become a Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).
SECTION 2.    Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
SECTION 3.    Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its location (as defined in the applicable UCC) is [____________________], and the offices where the Additional Originator keeps all of its Records and Related Security is as follows:

701741768 12403015	Exhibit C

SECTION 4.    Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]

701741768 12403015	Exhibit C

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:

Title:

Consented to:
ARVINMERITOR RECEIVABLES CORPORATION
By:
Name:

Title:
Acknowledged by:
PNC BANK, NATIONAL ASSOCIATION,

as Administrator
By:
Name:

Title:

701741768 12403015	Exhibit C

[PURCHASER AGENTS]
By:
Name:

Title:
MERITOR, INC.,

as Performance Guarantor
By:
Name:

Title:

701741768 12403015	Exhibit C